                                                                   Exhibit 10.32

            RESTRICTED STOCK PURCHASE AGREEMENT, dated as of September 9, 1999, between Nextel Partners, Inc., a Delaware corporation (the "Company"), and Donald J. Manning (the "Purchaser").

            WHEREAS, the Purchaser is an executive officer of each of the Company and Nextel Partners Operating Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and his continued participation is considered by the Company to be important for the development of the Company's business; and

            WHEREAS, in recognition of Purchaser's anticipated and highly valued contribution to the Company, the Company is willing to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Class A Common Stock, in accordance with the terms and conditions hereof.

            Now, THEREFORE, the parties agree as follows:

            1. Definitions. As used herein, the following terms shall have the following meanings set forth below:

            "Additional Time Shares" means Time Shares other than Initial Time Shares.

            "Adjusted IRR" means, with respect to any Initial DLJ Equity sold or otherwise disposed of, the internal rate of return on such Initial DLJ Equity as of the date of such sale or other disposition, determined after giving effect to any resulting acceleration of vesting of any Shares and of any options to purchase Class A Common Stock that occurs upon or in connection with either such sale or disposition of Initial DLJ Equity or any event giving rising to or causing such sale or disposition of Initial DLJ Equity.

            "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days, but such provision of the Rules will apply only if(i) all conditions (other than payment of the purchase or acquisition price of such securities) to such Person's exercise of such rights have been satisfied and
(ii) such securities (if options, warrants, or similar derivatives) are "in-the-money," provided that in all cases a Person shall not be deemed a Beneficial Owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder, and
(2) is not also then reportable on Schedule 13D under the Exchange Act.

            "Board" means the Board of Directors of the Company.

            "Build Shares" means Shares that vest in accordance with Schedule I depending on the Company's achievement of the buildout-related performance targets set forth on Annex A.

            "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of stock of, or other ownership interests in, such Person, but excluding any pay-in-kind preferred stock, other "debt equivalents" and mandatorily redeemable "nominal equity" securities.

            "Cause" means (i) the Purchaser's conviction of a felony evidencing criminal dishonesty or moral turpitude, (ii) a willful and material breach of the Purchaser's duty of loyalty to the Company or any of its subsidiaries or
(iii) after 20 business days following the Purchaser's receipt of a written notification from the Company specifying the particulars in reasonable detail, the Purchaser's failure to comply with or to cure, as applicable, (A) a willful and material refusal to comply with specific written directions of the Board consistent with the Purchaser's employment agreement with the Company or any subsidiary of the Company and capable of being performed by him or (B) a willful and material breach of the Purchaser's duty of due care to the Company.

            "Change in Control of the Company" means the occurrence of any of the following events:

            (a) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) (i) is or becomes the Beneficial Owner of more than 50% of the total Voting Stock or Total Common Equity of the Company, or (ii) otherwise has the power to direct the management and policies of the Company, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, except that no change of control will be deemed to have occurred under this clause (ii) as a result of customary rights granted (A) in any indenture, credit agreement or other agreement for borrowed money or (B) to holders of non-convertible, mandatorily redeemable, preferred stock unless and until action occurs that would otherwise cause a "Change in Control of the Company" as herein defined, provided that such rights were granted pursuant to a transaction in the financial markets and not as part of a strategic alliance or similar transaction;

            (b) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than to a direct or indirect wholly owned subsidiary of the Company);

            (c) the Company, directly or indirectly, consolidates with, or merges with or into, another Person, or any Person, directly or indirectly, consolidates with, or merges with or into, the Company, and pursuant to such transaction (or series of transactions) either: (i) the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, but excluding a transaction (or series of transactions) where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee Person and (B) the holders of Voting Stock of the Company immediately preceding such transaction receive more than 50% of the total Voting Stock and Total Common Equity of the surviving or transferee Person in substantially the same relative proportions as such holders had prior to such transaction; or (ii) new shares of Voting Stock of the Company are issued so that immediately following such transaction, the holders of Voting Stock of the Company immediately preceding such transaction own less than 50% of the Voting Stock and Total Common Equity of the surviving Person; or

            (d) during any period of two consecutive years following the Closing Date, individuals who at the beginning of such period constituted the board of directors of the Company (together with any directors who are members of the board of directors of the Company on the date of the Closing, and any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; provided, that no change in the composition of the Board in connection with the Closing, or by reason of any substitution of one director for another so long as both directors are nominated by the same Person, shall constitute a Change in Control of the Company for purposes of this paragraph (d).

            Notwithstanding the foregoing, no "Change of Control of the Company" shall occur (i) merely by reason of any creditor of the Company foreclosing on or otherwise causing the sale, transfer or other disposition of all or any substantial part of the Company's assets (including, without limitation, the Company's equity interests in its subsidiaries) or (ii) merely by reason of a transfer by Eagle River Investments, LLC ("Eagle River") to another Person of the Capital Stock of the Company owned by Eagle River so long as Craig 0. McCaw ("McCaw") controls (as defined in Section 4.01(h) of the Shareholders' Agreement) such Person whether or not McCaw owns a majority of the equity interests of such Person, unless such transfer referred to in this clause (ii), alone or in conjunction with other transactions, results in the occurrence of an event of the type described in any of clauses (a), (b), (c) or (d) above.

            "Change in Control of Nextel" means the occurrence of any of the following events:

            (a) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) other than a Permitted Holder (i) is or becomes the Beneficial Owner of more than 50% of the total voting stock of Nextel ordinarily entitled to vote in the election of directors ("Nextel Voting Stock") or Total Common Equity of Nextel, or (ii) otherwise has the power to direct the management and policies of Nextel, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise (without limiting the generality of this clause (ii), any person or group that succeeds to the rights currently held by McCaw and his Affiliates in respect of Nextel, or otherwise has powers and rights comparable thereto, shall be deemed for purposes of this definition to have the power to direct the management and policies of Nextel), except that no change of control will be deemed to have occurred under this clause (ii) as a result of customary rights granted (A) in any indenture, credit agreement or other agreement for borrowed money unless and until there has been a default under the terms of that agreement and the trustee or lender exercises the rights granted therein or (B) to holders of non-convertible, mandatorily redeemable, preferred stock unless and until action occurs that would otherwise cause a "Change in Control of Nextel" as herein defined, provided that such rights were granted pursuant to a transaction in the financial markets and not as part of a strategic alliance or similar transaction;

            (b) Nextel sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than a Permitted Holder or a direct or indirect wholly owned subsidiary of Nextel);

            (c) Nextel, directly or indirectly, consolidates with, or merges with or into, another Person (other than a Permitted Holder), or any Person (other than a Permitted Holder), directly or indirectly, consolidates with, or merges with or into, Nextel, and pursuant to such transaction (or series of transactions) either: (i) the outstanding Nextel Voting Stock is converted into or exchanged for cash, securities or other property, but excluding a transaction (or series of transactions) where
      (A) the outstanding Nextel Voting Stock is converted into or exchanged for Voting Stock of the surviving or transferee Person and (B) the holders of Nextel Voting Stock immediately preceding such transaction receive more than 50% of the total Voting Stock and Total Common Equity of the surviving or transferee Person in substantially the same relative proportions as such holders had prior to such transaction; or (ii) new shares of Nextel Voting Stock are issued so that immediately following such transaction, the holders of Nextel Voting Stock immediately preceding such transaction own less than 50% of the Voting Stock and Total Common Equity of the surviving Person; or

            (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Nextel (together with any directors who are members of the board of directors of Nextel on the date of the Closing, and any new directors whose election by such board of directors or whose nomination for election by the stockholders of Nextel was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Nextel then in office;

provided that it is expressly understood and agreed that (A) the transfer of Nextel Voting Stock and/or Capital Stock in Nextel by a Permitted Holder to an Affiliate of McCaw or the estate of McCaw, or any successive transfer by such or another Affiliate to another Affiliate of McCaw, or the estate of McCaw, shall not by itself be a Nextel Sale (provided that, for this purpose, any such

Affiliate shall not be controlled by any person or group other than McCaw or the estate of McCaw) and (B) the direct or indirect sale or other disposition of all or any portion of the Nextel Voting Stock and/or the Capital Stock in Nextel held now or in the future by any Permitted Holder to any Person other than another Permitted Holder shall not by itself be a Change in Control of Nextel, unless such sale or disposition, alone or in conjunction with other transactions, results in the occurrence of an event of the type described in any of clauses (a), (b), (c) or (d) above.

            "Class A Common Stock" means the Class A Common Stock, par value $.001 per share, of the Company.

            "Closing" means the initial closing of the equity investments contemplated by the Commitment Letter.

            "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock of any Person means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock exchange or if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by such Person for that purpose.

            "Commitment Letter" means the Commitment Letter, dated December 4, 1998, among the Company and the investors named therein.

            "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "Company" has the meaning set forth in the preamble.

            "control" of a Person means the power, direct or indirect, (i) to vote or direct the voting of more than 50% of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Deferred Shares" means, collectively, Unvested Revenue Shares and Unvested EBITDA Shares (including but not limited to Eligible Shares).

            "DLJ" means Donaldson, Lufkin & Jenrette, Inc.

            "DLJ Investors" means, collectively, DLJ Merchant Banking Partners II, L.P. and certain other affiliates and/or clients of DLJ, that purchase in the aggregate $74,249,720 of Series A Preferred Stock at the Closing.

            "EBITDA" means, with respect to any fiscal year of the Company, earnings of the Company for such year before interest (including without limitation the interest component of any capital lease obligation), taxes, depreciation and amortization for such year; provided, that for purposes of determining whether EBITDA targets have been met hereunder, the following costs and expenses of the Company shall, to the extent deducted from earnings in calculating EBITDA in accordance with generally accepted accounting principles, be added back to earnings in calculating EBITDA: (i) non-cash compensation expenses resulting from the application of APB Opinion No. 25 to vesting of Shares under the Restricted Stock Purchase Agreements, (ii) out-of-pocket costs incurred by the Company (or incurred by others and reimbursed by the Company) in connection with the transactions contemplated by the Commitment Letter to be consummated at the Closing (whether such transactions are consummated at the Closing or thereafter), including without limitation the contemplated offering of high-yield bonds and the subsequent exchange of such privately issued bonds for publicly registered bonds, (iii) prior to the IPO, the costs incurred in complying with SEC reporting requirements relating to the Company's publicly held bonds (if any), (iv) out-of-pocket costs and expenses incurred by the Company (or incurred by others and reimbursed by the Company) in connection with
(A) the transactions contemplated by Section 4.18 of the Joint Venture Agreement and (B) the matters set forth on Schedule D to the Subscription and Contribution Agreement, dated as of January 29, 1999, among the Company and the investors named therein, and (v) other appropriate costs and expenses to be determined by the Board (acting in the good faith exercise of its business judgment), which may include expenses arising under the agreements relating to the operation of the Company to the extent not contemplated by the Company's business plan in effect on the date hereof (on which the EBITDA targets set forth on Annex A are based). The parties agree that (i) non-cash charges shall, to the extent deducted from earnings, be added back to earnings in calculating EBITDA, and
(ii) extraordinary non-cash revenue not in the ordinary course of business shall be deducted from earnings in calculating EBITDA, unless the Board (acting in the good faith exercise of its business judgment) determines such adjustment to be inappropriate.

            "EBITDA Shares" means Shares that vest in accordance with Schedule I depending on the Company's achievement of the EBITDA-related performance targets set forth on Annex A.

            "Eligible Shares" means, collectively, Eligible EBITDA Shares and Eligible Revenue Shares.

            "Eligible EBITDA Shares" has the meaning set forth in Schedule I.

            "Eligible Revenue Shares" has the meaning set forth in Schedule I.

            "Equity Value" has the meaning set forth in the Joint Venture Agreement, provided, that Equity Value as determined thereunder shall be subject to challenge by the Purchaser in accordance with the same procedures and other provisions applicable to challenges by Nextel Sub of such determination.

            "Escrow Agent" has the meaning set forth in Section 5(a).

            "Escrow Shares" has the meaning set forth in Section 5(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, with respect to any Shares repurchased by the Company hereunder, the Equity Value in effect on the date of consummation of such repurchase, subject to adjustment if the Board determines in good faith that such Equity Value no longer reflects the fair market value of such Shares (it being understood that the Board's determination of the Equity Value may be challenged by the Purchaser as provided in the definition thereof). To the extent there is not a recent determination of the Equity Value on the date of determination of Fair Market Value, the Board will calculate the Equity Value as of such date in good faith on the basis of available information.

            "FCC" means the Federal Communications Commission.

            "FCC Modifications" means changes to the agreements relating to the governance and operation of the Company that are implemented in response to any assertion or finding by the FCC that such agreements constitute an impermissible change of control of the FCC licenses made available by Nextel Sub to the Company thereunder, which changes are implemented in order to cause such agreements to be in compliance with FCC requirements so as to reflect the intent of the parties thereto that no impermissible change of control take place.

            "Good Reason" means (i) a material adverse change in the Purchaser's duties, responsibilities or reporting relationships, (ii) a relocation of the Purchaser's principal office to a location more than 30 miles away from his then current office, (iii) a reduction of salary not agreed to by the Purchaser, or material diminution of other employee benefits (other than any change in employee benefits approved by the Board and implemented in a non-discriminatory fashion with respect to all participating employees), or any other material adverse change in his working conditions, (iv) a material breach by the Company of other obligations under the Purchaser's employment agreement with the Company or a subsidiary of the Company that are not cured after 20 business days following the Company's receipt of a written notification from the Purchaser specifying the particulars in reasonable detail, and (v) from and after the Closing, following the implementation of any FCC Modifications, if Nextel Sub exercises control over day-to-day operating decisions, policy decisions or personnel decisions of the Company pursuant to such FCC Modifications that (before such modifications) would have been decisions made by the Company's management and such control exercised by Nextel Sub is materially more extensive (in the collective reasonable judgment of the Senior Managers then employed by the Company) than that which Nextel Sub could have exercised under the agreements to which Nextel Sub is a party relating to the governance and operation of the Company before giving effect to the FCC Modifications. Notwithstanding the foregoing, a termination with Good Reason under clause (v) above shall not be deemed effective until 120 days following written notice by the Purchaser to the Company of the occurrence of any of the foregoing and only if the foregoing continue to occur as of such 120th day.

            "Initial DLJ Equity" means the shares of Series A Preferred Stock contemplated by the Commitment Letter to be issued to the DLJ Investors at the Closing, regardless of whether DLJ has transferred funds in respect of such shares, together with any shares of Class A Common Stock issuable upon conversion thereof, and any shares of Capital Stock of the Company or other securities into which such shares are subdivided, combined or otherwise converted or exchanged by the Company.

            "Initial Time Shares" means the Time Shares subject to vesting in 1998-99 in accordance with Schedule I, which account for 25% of the Shares.

            "IPO" means the initial underwritten public offering of the Company's equity securities pursuant to a registration statement under the Securities Act.

            "Joint Venture Agreement" means the Joint Venture Agreement dated as of January 29, 1999 among the Company, Nextel Partners Operating Corp. and Nextel Sub.

            "Nextel" means NEXTEL Communications, Inc. and its successors and assigns.

            "Nextel Sub" means Nextel WIP Corp., a Delaware corporation and a wholly owned indirect subsidiary of Nextel.

            "Performance Shares" means, collectively, Build Shares, Revenue Shares and EBITDA Shares.

            "Permitted Holders" means, collectively, McCaw and any entity or entities (i) that is controlled directly or indirectly by McCaw or the estate of McCaw and (ii) a majority of the equity interests of which are owned, directly or indirectly, by McCaw and his family, his brothers and their families, officers and employees of such entities, ex-spouses of such persons and estates of, or trusts for the primary benefit of, the foregoing persons (collectively, the "McCaw Group"); provided that "Permitted Holders" also includes a group of entities that is each controlled by McCaw or the estate of McCaw and through which the McCaw Group collectively own, directly or indirectly, a majority of the equity interests of Nextel (it being understood that if the McCaw Group collectively owns 50% of an entity that owns 20% of Nextel's equity interests, the McCaw Group will be deemed to indirectly own 10% of Nextel's equity interest though such entity).

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Purchaser" has the meaning set forth in the preamble.

            "Required Build" means the completion of the Build Out of all Initial Sections (as defined in the Joint Venture Agreement) assigned to the first or second Build Year (as defined in the Joint Venture Agreement), and of any Option Sections (as defined in the Joint Venture Agreement) assigned to the first or second Build Year that are included in the Territory (as defined in the Joint Venture Agreement) through the Company's election under Section 6.2B of the Joint Venture Agreement, but excluding any such Option Sections that are included in the Territory as a result of the Company's response to a notice given pursuant to Section 6.2C of the Joint Venture Agreement.

            "Revenue Shares" means Shares that vest in accordance with Schedule I depending on the Company's achievement of the revenue-related performance targets set forth on Annex A.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Managers" means, collectively, John Chapple, John Thompson, David Thaler, David Aas, Perry Satterlee and Mark Fanning.

            "Series A Preferred Stock" means the Series A Preferred Stock, par value $.00l per share, of the Company.

            "Series C Preferred Stock" means the Series C Preferred Stock, par value $.001 per share, of the Company.

            "Shares" has the meaning set forth in Section 2(a).

            "Target Return" means, with respect to a sale or other disposition of Initial DLJ Equity consummated (i) in 1999 or 2000, a 50% Adjusted IRR, (ii) in 2001, a 35% Adjusted IRR, and (iii) after 2001, a 30% Adjusted IRR, in each case based on the value of the consideration paid for the Initial DLJ Equity sold or otherwise disposed of.

            "Time Shares" means Shares that vest over time in accordance with
Section 3(a) and Schedule I, and shall include the Initial Time Shares and the Additional Time Shares.

            "Total Common Equity" of any Person means, as of any day of determination, the product of(i) the aggregate number of shares of fully diluted common stock of the Company on such day and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of such Person in good faith and evidenced by a resolution of such Board of Directors.

            "Trading Days" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

            "Unvested Shares" means Shares (including EBITDA Shares, Performance Shares, Revenue Shares and Time Shares) that are not Vested Shares.

            "Vested Shares" means Shares that are vested in accordance with
Section 3.

            "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            2. Purchase and Sale.

            (a) The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, an aggregate of 10,000 shares of the Company's Class A Common Stock, par value $.001 per share (the "Shares"), at the price of $.0l per share.

            (b) The Purchaser is delivering to the Company herewith a check payable to the Company in the amount of the aggregate purchase price of the Shares, and the Company is herewith delivering to the Escrow Agent, to be held in escrow as herein provided, a duly executed certificate evidencing the Shares issued in the name of the Purchaser.

            (c) This Agreement shall not confer upon the Purchaser any right with respect to continuation of his employment with the Company, nor shall it interfere with or affect in any manner the right or power of the Company, or a parent or subsidiary of the Company, to terminate any agreement with the Purchaser in accordance with the terms thereof.

            3. Vesting.

            (a) Ordinary Vesting. The parties agree that the Shares shall vest in accordance with Schedule I so long as the Purchaser is continuously employed by the Company or a subsidiary of the Company, subject to the provisions of
Section 3(b) below; provided, further that the Company agrees and acknowledges that, from and after the date hereof, 100% of the Initial Time Shares shall be Vested Shares for purposes of this Agreement.

            (b) Accelerated Vesting. Notwithstanding the provisions of Section 3(a) or Schedule I to the contrary:

                  (i) Upon a Change in Control of the Company or a Change in Control of Nextel, all of the Unvested Shares (including Eligible Shares, but excluding Deferred Shares that are not Eligible Shares) shall vest immediately.

                  (ii) Upon termination of the Purchaser's employment on account of death or disability, or by the Company without Cause, (A) all of his Unvested Time Shares shall vest immediately and (B) all of his Unvested Performance Shares that are subject to vesting in the year of termination (including any Performance Shares vesting in such year pursuant to Section 3(c)) shall vest at the end of such year without regard to whether the Company achieves the applicable performance targets.

                  (iii) Upon resignation of the Purchaser for Good Reason, all of his Unvested Shares shall vest immediately.

            (c) Vesting of Deferred Shares. Upon the sale or other disposition by one or more of the DLJ Investors (other than to an affiliate controlled by DLJ), in one or more transactions, of 75% of the Initial DLJ Equity, if such DLJ Investors shall have achieved the applicable Target Return in cash, promissory notes, freely tradable securities or other readily marketable consideration, then 50% of the Deferred Shares will vest immediately. For each additional one percent of Initial DLJ Equity sold or otherwise disposed of at or above the applicable Target Return, an additional two percent of the Deferred Shares will vest.

            4. Repurchase Rights.

            (a) Unvested Shares. Subject to the provisions of Section 3, in the event of termination of the Purchaser's employment with the Company for any reason or for no reason, the Company shall, for 90 days following the date of termination, have the option to repurchase all or any portion of the Unvested Shares at a repurchase price equal to the lesser of(i) Fair Market Value and
(ii) $.0l per share.

            (b) Vested Shares/Termination on Account of Death or Disability. In the event of termination of the Purchaser's employment with the Company on account of death or disability prior to the IPO, for 180 days following the date of termination (i) the Company shall have the option to purchase from the Purchaser or his estate (and the Purchaser or his estate then shall be obligated to sell to the Company) and (ii) the Purchaser shall have the option to require the Company to purchase from the Purchaser or his estate, in each case all or any portion of the Vested Shares at a repurchase price per share equal to Fair Market Value.

            (c) Vested Shares/Termination without Cause or Resignation for Good Reason. In the event of termination of the Purchaser's employment with the Company by the Company without Cause or by the Purchaser for Good Reason, (i) prior to the IPO, for 90 days following the date of termination the Company shall have the option to elect to purchase from the Purchaser (and the Purchaser or his estate then shall be obligated to sell to the Company) all or any portion of the Vested Shares at a repurchase price per share equal to Fair Market Value (determined as of a date no more than ten days prior to the closing of such repurchase),provided that the Purchaser shall have the right to elect, by notice to the Company given within ten days after the Company's election to purchase any of such Shares, to defer the closing of such purchase and sale for up to 18 months following the date of termination, such purchase and sale to be at a repurchase price per share equal to Fair Market Value (determined as of a date no more than ten days prior to the closing of such repurchase), and (ii) prior to the IPO, for 18 months following the date of termination the Purchaser shall have the option to require the Company to purchase from the Purchaser all or any portion of the Vested Shares at a repurchase price per share equal to Fair Market Value (determined as of a date no more than ten days prior to the closing of such repurchase), provided that in no event shall the Company be required to repurchase Shares from the Purchaser pursuant to this clause (ii), together with options and shares of Class A Common Stock issued upon exercise thereof repurchased from the Purchaser pursuant to Section 6(c)(ii) of any Stock Option Agreement between the Company and Purchaser in the form of Exhibit B to the Company's 1999 Nonqualified Stock Option Plan, in excess of $10l,809.50 in aggregate Fair Market Value.

            (d) Vested Shares/Termination for Cause or Resignation without Good Reason. In the event of termination of the Purchaser's employment with the Company by the Company for Cause or by the Purchaser without Good Reason, for 90 days following the date of termination the Company shall have the option to purchase from the Purchaser all or any portion of the Vested Shares at a repurchase price per share equal (A) in the case of the Initial Time Shares, Fair Market Value, and (B) in the case of Shares other than the Initial Time Shares, (x) prior to the completion of the Required Build, the lesser of Fair Market Value and $.01 per share, (y) after completion of the Required Build, but prior to the fourth anniversary of the Closing, 50% of Fair Market Value, and
(z) after completion of the Required Build, and on and after the fourth anniversary of the Closing, 100% of Fair Market Value.

            (e) Exercise by the Company. Any repurchase by the Company pursuant to this Section 4 shall be exercisable by written notice to the Purchaser or his executor (with a copy to the Escrow Agent) given within the applicable time period, and such notice if given shall constitute an irrevocable offer by the Company to repurchase the Shares covered thereby. Such notice shall set forth the number of Shares to be repurchased and the aggregate repurchase price thereof, as determined by the Board in good faith as of a date no more than ten days prior to such repurchase. Within five days after delivery of such notice, upon delivery by the Escrow Agent to the Company of the Shares being repurchased, together with one or more related stock powers executed by the Purchaser in blank, and upon receipt by the Company of a representation by the Purchaser that he owns the Shares being repurchased, the Company shall pay to the Purchaser in immediately available funds an amount equal to the aggregate repurchase price of the Shares being repurchased.

            (f) Exercise by the Purchaser. The Purchaser's right to require the Company to repurchase Shares under Section 4(b) or (c) shall be exercisable by written notice to the Company (with a copy to the Escrow Agent) given within the applicable time period, and such notice if given shall constitute an irrevocable offer by the Purchaser to sell the Shares covered thereby. Within five days after receipt of such notice (i) the Company shall pay to the Purchaser in immediately available funds (or as otherwise may be determined in accordance with this Agreement) an amount equal to the aggregate repurchase price of the Shares being repurchased and (ii) the parties agree that the Escrow Agent shall deliver to the Company the certificate(s) for the Shares being repurchased, together with one or more related stock powers executed by the Purchaser in blank, which certificate(s) and power(s) are held by the Escrow Agent pursuant to Section 5(a); provided that in the event of a repurchase of Shares pursuant to Section 4(c)(ii), the Company shall have the option of paying the repurchase price for such Shares, together with the repurchase price for any options and shares of Class A Common Stock issued upon exercise thereof repurchased from the Purchaser pursuant to Section 6(c)(ii) of any Stock Option Agreement between the Company and the Purchaser in the form of Exhibit B to the Company's 1999 Nonqualified Stock Option Plan, (i) in a single lump sum or (ii) in annual installments of $2 million so long as the outstanding balance of the aggregate repurchase price is $2 million or more, with the first installment payable within five days after delivery of the Company's notice of repurchase and the final installment being equal to the outstanding balance of the aggregate repurchase price.

            (g) Promissory Note. If the Board determines (pursuant to a duly adopted resolution of the Board or its compensation committee, a copy of which shall be delivered to the Purchaser) that the Company is unable to repurchase all or some portion of the Shares under this Section 4 for cash without breaching the terms of any debt instruments or other agreements to which the Company or any of its subsidiaries is a party, or that such repurchase would otherwise have a material adverse effect on the financial condition of the Company, the Company will pay in cash the maximum amount permitted under such debt instruments, or that would not result in such a material adverse effect, and deliver to the Purchaser a promissory note for the balance, payable as soon as (and in the maximum amounts that) the terms of such debt instruments or other agreements will permit or that will not have such a material adverse effect, but in no event later than five years after the date of issuance (or such later date as may be required to comply with such debt instruments or other agreements), bearing interest at the highest rate charged from time to time under the Company's senior credit facility, secured by the Shares being repurchased on terms reasonably satisfactory to the Company and the Purchaser. The Purchaser agrees that the Shares being repurchased, when so transferred to the Company, will be free and clear of all liens, claims, encumbrances and charges caused or created by the Purchaser.

            (h) Notwithstanding anything herein to the contrary, if, prior to completion of the Required Build, the Purchaser (i) resigns without Good Reason or his employment with the Company is terminated for Cause and (ii) is employed by a wireless voice communications service provider that competes (at the time of commencement of his employment with such entity) in any of the markets of Nextel or the Company, the Purchaser shall (upon the commencement of his employment with such entity) refund in cash to the Company an amount (net of taxes payable by the

Purchaser thereon) equal to the excess (if any) of(x) the price paid by the Company for any Shares repurchased by the Company upon his termination over (y) the price paid by the Purchaser for such Shares pursuant to this Agreement.

            5. Escrow of Shares.

            (a) Shares that are subject to repurchase by the Company pursuant to
Section 4 (collectively, "Escrowed Shares") shall be held in escrow by the Secretary of the Company as escrow agent (the "Escrow Agent") together with one or more stock powers executed by the Purchaser in blank and in form legally sufficient to effect the transfer of such Shares. Shares that are no longer subject to repurchase by the Company pursuant to Section 4 shall be released from escrow at the Purchaser's request, and the Escrow Agent shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Purchaser.

            (b) The Escrow Agent is hereby directed to permit transfers of Escrowed Shares only in accordance with this Agreement or upon receipt of instructions signed by both parties. In the event further instructions are desired by the Escrow Agent, he shall be entitled to rely upon directions executed by a majority of the authorized number of the Company's directors (excluding the Purchaser if he is then a member of the Board). The Escrow Agent shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment, and shall be entitled to indemnification from the Company to the full extent permitted by applicable law in respect of his service as Escrow Agent.

            (c) If the Company or any assignee repurchases Shares pursuant to
Section 4, the Escrow Agent, upon receipt of written notice of such exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

            (d) Subject to the terms hereof, the Purchaser and each of his permitted assigns shall, as a record owner of Shares, have all the rights of a stockholder with respect to the Escrowed Shares while they are held in escrow, including without limitation, the right to vote the Escrowed Shares and to receive any cash dividends and other distributions declared thereon, provided that any non-cash dividends or distributions shall be immediately deposited with the Escrow Agent to be held in escrow together with the Escrowed Shares in accordance with this Section 5. If, from time to time prior to the termination of the Company's repurchase rights, there is (i) any stock dividend, stock split or like change in the Shares or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of his ownership of Escrowed Shares shall be immediately subject to this escrow, deposited with the Escrow Agent and included thereafter as "Escrowed Shares" for purposes of this Agreement.

            (e) So long as the Custodial Agreement of even date herewith among the Custodian named therein and the other parties thereto is in effect, (i) the provisions of this Section

5 shall have no force or effect and (ii) the Shares shall be held in custody by the Custodian in accordance with the terms of the Custodial Agreement.

            6. Legends: Transfer Restrictions.

            (a) The certificates evidencing the Shares shall be endorsed with the following legend (and any other legend required to be placed thereon by applicable state securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

      In addition, the certificates evidencing the Escrowed Shares shall be endorsed with the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

            (b) Except as otherwise permitted by, and subject to the provisions of each of, this Agreement, any stockholders' agreement to which the Purchaser is a party, the restated certificate of incorporation of the Company, as amended from time to time, or the Purchaser's employment agreement with the Company or a subsidiary of the Company, none of the Escrowed Shares (or any beneficial interest therein) shall be transferred, encumbered or otherwise disposed of in any way.

            7. Adjustments for Splits. Etc. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be automatically adjusted to reflect any stock split, stock dividend or like change in the shares of Class A Common Stock which may be made by the Company after the date of this Agreement.

            8. Investment Representations: Restriction on Transfer. In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

            (a) He is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. He is purchasing these securities for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

            (b) He understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein. In this connection, he understands that, in the view of the SEC, the statutory basis for such exemption may not be present if his representations meant that his present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

            (c) He further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. He understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

            (d) The Purchaser is an "accredited investor" within the meaning of Regulation 501 under the Securities Act of 1933, as amended, in that he is an "executive officer" as defined in Regulation 501 or otherwise is an "accredited investor", the Purchaser is aware that the Company is a "development stage" company with no significant business operations or history and may be dependent for its future success on matters that cannot now be foreseen or predicted, and the Purchaser is not making this investment in the Company based on any representation or warranty made to him by the Company.

            (e) The Purchaser's financial situation is such that the Purchaser can afford to bear the economic risk of holding the Shares acquired hereunder for an indefinite period of time, the Purchaser has adequate means for providing for his needs and contingencies and can afford to suffer the complete loss of the investment in the Shares.

            (f) The Purchaser's knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of the investment in the Shares, or the Purchaser has been advised by a representative possessing such knowledge and experience.

            (g) The Purchaser understands tat the Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Shares, and that for an indefinite period following the date hereof there will be no (or only a limited) public market for the Shares and that, accordingly, it may not be possible for Purchaser to sell the Shares in case of emergency or otherwise.

            (h) The Purchaser and his representatives, including his professional, financial, tax and other advisors, have carefully reviewed all documents available to them in connection with the investment in the Shares, and the Purchaser understands and has taken cognizance of all the risks related to such investment.

            (i) The Purchaser and his representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the acquisition of the Shares and related matters and to obtain all additional information which the Purchaser or his representatives deem necessary.

            (j) All information that the Purchaser has provided to the Company and its representatives concerning the Purchaser and his financial position is true, complete and correct.

            9. General Provisions.

            (a) This Agreement shall be governed by the internal laws of the State of Delaware without regard to conflicts of law principles.

            (b) This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and may be modified or amended only by a writing signed by both parties.

            (c) All notices given hereunder shall be in writing and shall be deemed to have been duly given and received (i) when delivered personally, with receipt acknowledged in writing by the recipient, (ii) on the tenth business day after being sent by registered or certified mail (postage paid, return receipt requested), (iii) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, or (iv) on the date on which a facsimile is transmitted, in each case to the parties at their respective addresses stated below; provided, that if the intended recipient of any notice hereunder refuses to acknowledge receipt thereof in writing, such notice shall be deemed to have been duly given on the date of such refusal. Any party may change its address for notice by giving notice of the new address to the other party in accordance with the provisions of this paragraph.

            If to the Company:

                 Nextel Partners, Inc.
                 4500 Carillon Point
                 Kirkland, WA 98033
                 Attention: General Counsel
                 Facsimile: 425-828-8098

            with a copy to:

                 Nextel WIP Corp.
                 1505 Farm Credit Drive
                 McLean, VA 22102
                 Attention: General Counsel
                 Facsimile: 703-394-3496

            If to Executive:

                 Nextel Partners, Inc.
                 4500 Carillon Point
                 Kirkland, WA 98033
                 Facsimile: 425-828-8098

            and

                 721 18th Avenue E.
                 Seattle, WA 98112

            (d) The rights and obligations of the Purchaser under this Agreement may be assigned only with the prior written consent of the Company.

            (e) Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

            (f) Each party agrees, upon the reasonable request of the other party, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

            (g) Except as otherwise provided herein, any controversies or claims arising out of, or relating to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association, which decision shall be final and binding on the parties, and judgment upon the award rendered shall be entered in any court having jurisdiction thereof. Any party may demand such arbitration in accordance with the procedures set out in those rules. The arbitration shall be conducted in New York, New York, or such other location as may be mutually agreed upon by the parties. Special, consequential, or punitive damages shall not be awarded by the arbitrator. In the event of any arbitration proceeding hereunder, the Company will (x) pay the fees and expenses of the arbitrator and (y) advance the Purchaser's documented out-of-pocket costs (including reasonable counsel fees and expenses) on a current basis, provided, that if the Purchaser is determined not to be the substantially prevailing party on the matters submitted for arbitration (which determination shall be made by the arbitrator and included in his or her decision), the Purchaser will promptly reimburse the Company for any expenses so advanced. The Purchaser acknowledges that the Company is agreeing to make advances to him pursuant to the preceding sentence in consideration of his agreement to reimburse the Company for any such advances to the extent required by the preceding sentence. The Company will in all events pay its own costs (including counsel fees and expenses) in connection with any arbitration proceeding hereunder.

            (h) The Purchaser understands that he (and not the Company) shall be responsible for his own federal, state, local or foreign tax liability and any of his other tax consequences that may arise as a result of the transactions contemplated by this Agreement. The Purchaser shall rely solely on the determinations of his tax advisors or his own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. The Purchaser shall notify the Company and Nextel Partners Operating Corp. in writing if the Purchaser files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within 30 days from the date of the sale of the Shares hereunder; and the Company shall file its tax returns and reports in a manner consistent with such election, provided that such election is made on the basis disclosed to the Company. The Company intends, in the event it does not receive from the Purchaser evidence of a proper filing, to claim a tax deduction for and to calculate and withhold taxes on any amount which would be taxable to the Purchaser in the absence of such an election.

            (i) To the extent legally required, the Company shall have the right and is authorized to withhold from any payments due or transfers in connection with the purchase of the Shares hereunder or from any compensation or other amount owing to the Purchaser the amount (in cash, Shares, other securities or other property) of any applicable withholding taxes in respect of the Shares and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, if applicable.

                                      * * *

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                             NEXTEL PARTNERS, INC.


                                             By /s/ [ILLEGIBLE]
                                                --------------------------------
                                             Name:
                                             Title:


                                             /s/ Donald J. Manning
                                             ---------------------
                                             DONALD J. MANNING

Agreed to and accepted by:

/s/ Melissa Manning
-------------------
MELISSA MANNING

                                   Schedule I

                                Vesting Schedule

      The Shares shall consist of Initial Time Shares (25%), Additional Time Shares (10%), Build Shares (21%), Revenue Shares (22%) and EBITDA Shares (22%), which shall vest in accordance with this Schedule I, subject to the Purchaser's continued employment with the Company or a subsidiary of the Company on the applicable vesting date (except as otherwise provided in Section 3).

----------------------------------------------------------------------------------------------------------------
Vesting (%)                            1998-99         12/31/99     12/31/00     12/31/01     12/31/02     Total
----------------------------------------------------------------------------------------------------------------
Initial Time Shares                      25.00          0.00         0.00         0.00         0.00        25.00
Additional Time Shares                    0.00          2.50         2.50         2.50         2.50        10.00
Build Shares                              0.00          9.00         9.00         3.00         0.00        21.00
Revenue Shares                            0.00          4.00         4.00         6.25         7.75        22.00
EBITDA Shares                             0.00          4.00         4.00         6.25         7.75        22.00
----------------------------------------------------------------------------------------------------------------
Shares Vested (Annual)                   25.00         19.50        19.50        18.00        18.00        22.00
----------------------------------------------------------------------------------------------------------------
Shares Vested (Cumulative)               25.00         44.50        64.00        82.00       100.00
----------------------------------------------------------------------------------------------------------------

Initial Time Shares

      Twenty-five percent (25%) of the Shares are Initial Time Shares. One hundred percent (100%) of the Initial Time Shares shall vest on the date hereof.

Additional Time Shares

      Ten percent (10%) of the Shares are Additional Time Shares. The Additional Time Shares shall vest in four equal installments (except as otherwise provided in Section 3) on December 31 in each of 1999, 2000, 2001 and 2002.

Build Shares

      Twenty-one percent (21%) of the Shares are Build Shares. The number of Build Shares (on a percentage basis) available for vesting on December 31 in each of 1999, 2000 and 2001 is set forth in the chart above.

      The number of Build Shares (on a percentage basis) available for vesting in a given year ("Adjusted Build Shares") will be determined by reference to the following table. The percentage of annual Buildout achieved will be calculated by dividing (i) the number of cell sites constructed and placed (or capable of being placed) in service during such year, all as determined by the Board, subject to a 60-day grace period into (ii) the number of cell sites targeted for construction during such year as set forth in Annex A.

             % of Annual                       % of Build Shares
           Buildout Achieved                  Available for Vesting
           -----------------                  ---------------------
               95-100                                 100
              85-94.99                                 75
              75-84.99                                 50
            Less than 75                                0

      The number of Build Shares (on a percentage basis) that vest in a given year will then be determined with reference to the following table:

           % of Variance from                    % of Adjusted
          Annual Build Budget                 Build Shares Vested
          -------------------                 -------------------
                  0-9.99                              100
                 10-14.99                              90
                 15-19.99                              80
                  20-25                                70
              Greater than 25                           0

      Build Shares that do not vest in accordance with the foregoing provisions will not be eligible for vesting other than pursuant to Section 3(b).

      The cell site targets set forth in Annex A may be adjusted by the Board (acting in the good faith exercise of its business judgment) to take into account circumstances relating to the operation of the Company to the extent not contemplated by the Company's business plan in effect on the date hereof (on which the cell targets set forth on Annex A are based).

Revenue Shares

      Twenty-two percent (22%) of the Shares are Revenue Shares. The number of Revenue Shares (on a percentage basis) available for vesting on December 31 in each of 1999, 2000 and 2001 is set forth in the chart above, subject to carry-over vesting as set forth below.

      The number of Revenue Shares (on a percentage basis) that vest on December 31 in any given year, based on the percentage achievement of the annual or cumulative (whichever results in the greater number of Revenue Shares vesting in such year) revenue targets set forth in Annex A, will be determined by reference to the following table:

        % of Revenue Target                  % of Revenue Shares
    (Annual/Cumulative) Achieved             Vested in Such Year
    ----------------------------             -------------------
               95-100                                100
              90-94.99                                85
              85-89.99                                75
              75-84.99                                50
             Less than 75                              0

      For purposes of determining whether cumulative revenue targets have been achieved, revenue of the Company in excess of a prior year's or years' target(s) may be carried over and added to the revenue of the current year, but the maximum carry-over to such current year is 10% of the cumulative revenue target for such current year. Revenue means all revenue (including roaming revenue) other than equipment revenue.

      Revenue Shares that do not vest in a given year will be carried forward and be available for vesting in the following two years (i.e., through 2004 at the latest). Any Revenue Shares that, as of any date of determination, remain eligible for vesting in accordance with the preceding sentence, are referred to hereinafter as "Eligible Revenue Shares." Revenue Shares that do not vest in accordance with the foregoing provisions will be subject to deferred vesting in accordance with Section 3(c).

      The revenue targets set forth in Annex A may be adjusted by the Board (acting in the good faith exercise of its business judgment) to take into account circumstances relating to the operation of the Company to the extent not contemplated by the Company's business plan in effect on the date hereof (on which the revenue targets set forth on Annex A are based).

EBITDA Shares

      Twenty-two percent (22%) of the Shares are EBITDA Shares. The number of EBITDA Shares (on a percentage basis) available for vesting on December 31 in each of 1999, 2000 and 2001 is set forth in the chart above, subject to carry-over vesting as set forth below.

      The number of EBITDA Shares (on a percentage basis) that vest on December 31 in any given year, based on the percentage achievement of the positive annual or cumulative (whichever results in the greater number of EBITDA Shares vesting in such year) EBITDA targets set forth in Annex A, will be determined by reference to the following table:

            % of EBITDA Target                    % of EBITDA Shares
       (Annual/Cumulative) Achieved               Vested in Such Year
       ----------------------------               -------------------
                 95-100                                  100
                90-94.99                                  85
                85-89.99                                  75
                75-84.99                                  50

            % of EBITDA Target                    % of EBITDA Shares
       (Annual/Cumulative) Achieved               Vested in Such Year
       ----------------------------               -------------------
               Less than 75                                0

      The number of EBITDA Shares (on a percentage basis) that vest on December 31 in any given year, based on the variance between EBITDA achieved and the negative annual or cumulative (whichever results in the greater number of EBITDA Shares vesting in such year) EBITDA targets set forth in Annex A, will be determined by reference to the following table:

        % Variance of EBITDA Achieved             % of EBITDA Shares
       From (Annual/Cumulative) Target            Vested in Such Year
       -------------------------------            -------------------
                    0-5                                   100
                  5.01-10                                  85
                 10.01-15                                  75
                 15.01-25                                  50
                More than 25                                0

For example, if the Company had EBITDA of $(80,000,000) in 1999, this would represent a variation of 8.4% from the EBITDA target of ($73,803,000), and 85% of the EBITDA Shares would vest.

      For purposes of determining whether cumulative EBITDA targets have been achieved, EBITDA of the Company in excess of a prior year's or years' target(s) (which, in the case of a negative number, shall mean a smaller negative number) may be carried over and added to the EBITDA of the current year, but the maximum carry-over to such current year is 10% of the cumulative EBITDA target for such current year.

      EBITDA Shares that do not vest in a given year will be carried forward and be available for vesting in the following two years (i.e., through 2004 at the latest); provided that unless the Board determines otherwise, no EBITDA Shares relating to fiscal year 1999 or fiscal year 2000 shall be carried forward if negative EBITDA for such years is greater in the aggregate than 27% of the cumulative EBITDA target for fiscal year 2000. Any EBITDA Shares that, as of any date of determination, remain eligible for vesting in accordance with the preceding sentence, are referred to hereinafter as "Eligible EBITDA Shares."

      EBITDA Shares that do not vest in accordance with the foregoing provisions will be subject to deferred vesting in accordance with Section 3(c).

                                     Annex A

                                     Targets

---------------------------------------------------------------------------------------------------------------
Year                     1998/99             2000          2001           2002            2003           2004
---------------------------------------------------------------------------------------------------------------
Cell Sites(1) .........    450                 675          313            n/a             n/a            n/a
---------------------------------------------------------------------------------------------------------------
Revenue ($000)
Annual ................   20,900            70,500        156,800        259,900         376,700        502,500
Cumulative ............    n/a              91,400        248,200        508,100         884,800      1,387,300
---------------------------------------------------------------------------------------------------------------
EBITDA ($000)
Annual ................  (31,900)          (73,200)       (42,600)         4,500          71,300        141,500
Cumulative ............    n/a            (105,100)      (147,700)      (143,200)        (71,900)        69,600
---------------------------------------------------------------------------------------------------------------

----------
      (1) The cell site target for 2000 will be reduced by the number of cell sites (if any) in excess of 450 constructed by the Company in 1998/99. The cell site target for 2001 will be reduced by the number of cell sites (if any) in excess of 675 (as such number may be reduced in accordance with the preceding sentence) constructed by the Company in 2000.